                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irving Weiser, John C. Appel, David J. Parrin and Carla J. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Dain Rauscher Corporation (the "Company"), and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


     Signature                           Title                                 Date
     ---------                           -----                                 ----
  /s/ Irving Weiser             Chairman of the Board, President,            May 6, 1998
-----------------------------   Chief Executive Officer and Director
Irving Weiser                   (Principal executive officer)


  /s/ John C. Appel             Vice Chairman, Chief Financial               May 6, 1998
-----------------------------   Officer and Director (Principal
John C. Appel                   Financial Officer)


  /s/  David J. Parrin          Senior Vice President, Controller            May 6, 1998
-----------------------------   (Principal Accounting Officer)
David J. Parrin


  /s/ Kenneth J. Wessels        Senior Executive Vice President and          May 6, 1998
-----------------------------   Director
Kenneth J. Wessels


  /s/ J. Evans Attwell          Director                                     May 6, 1998
-----------------------------
J. Evans Attwell


  /s/ Susan S. Boren            Director                                     May 6, 1998
-----------------------------
Susan S. Boren


  /s/ F. Gregory Fitz-Gerald    Director                                     May 6, 1998
-----------------------------
F. Gregory Fitz-Gerald


  /s/ Walter F. Mondale         Director                                     May 6, 1998
-----------------------------
Walter F. Mondale




Name                                     Title                                 Date
----                                     -----                                 ----

  /s/ C.A. Rundell, Jr.         Director                                     May 6, 1998
-----------------------------
C.A. Rundell, Jr.


  /s/ Robert L. Ryan            Director                                     May 6, 1998
-----------------------------
Robert L. Ryan


  /s/ Arthur R. Schulze, Jr.    Director                                     May 6, 1998
-----------------------------
Arthur R. Schulze, Jr.




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